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Exhibit 21.1

SUBSIDIARIES OF AMERIPRISE FINANCIAL, INC.*

Subsidiary Name	Jurisdiction of Incorporation
Ameriprise Financial Services, Inc.	Delaware
American Express Financial Advisors Japan Inc.	Delaware
American Express Management Company S.A.	Luxembourg
American Express Trust Company	Minnesota
IDS Life Insurance Company	Minnesota
IDS REO 1, LLC	Minnesota
IDS REO 2, LLC	Minnesota
American Partners Life Insurance Company	Arizona
IDS Life Insurance Company of New York	New York
American Enterprise Life Insurance Company	Indiana
American Enterprise REO 1, LLC	Minnesota
American Centurion Life Assurance Company	New York
RiverSource Tax Advantaged Investments, Inc.	Delaware
AEXP Affordable Housing LLC	Delaware
Ameriprise Certificate Company	Delaware
Investors Syndicate Development Corp.	Delaware
RiverSource Investments, LLC	Minnesota
Advisory Capital Strategies Group Inc.	Minnesota
Advisory Capital Partners LLC	Delaware
Advisory Select LLC	Delaware
Boston Equity General Partner LLC	Delaware
Advisory Quantitative Equity (General Partner) LLC	Delaware
Advisory Credit Opportunities GP LLC	Delaware
Advisory European (General Partner) Inc.	Cayman Islands
Advisory Convertible Arbitrage LLC	Delaware
Kenwood Capitol Management LLC (51.1% owned)	Delaware
Northwinds Marketing Group LLC (50.1% owned)	Delaware
IDS Capital Holdings Inc.	Minnesota
American Express Asset Management International Inc.	Delaware
American Express Asset Management Ltd.	England
IDS Management Corporation	Minnesota
IDS Partnership Services Corporation	Minnesota
IDS Cable Corporation	Minnesota
IDS Futures Corporation	Minnesota
IDS Realty Corporation	Minnesota
IDS Cable II Corporation	Minnesota
IDS Property Casualty Insurance Company	Wisconsin
Amex Assurance Company	Illinois
American Express Property Casualty Insurance Agency Inc.	California
American Enterprise Investment Services Inc.	Idaho
RiverSource Client Service Corporation	Minnesota
Securities America Financial Corporation	Nebraska
Realty Assets, Inc.	Nebraska
Securities America Advisors, Inc.	Nebraska
Securities America, Inc.	Nebraska
Securities America Insurance Agency of Alabama	Alabama
Securities America Insurance Agency of Massachusetts	Massachusetts

Securities America Insurance Agency of New Mexico	New Mexico
Securities America Insurance Agency of Ohio	Ohio
Securities America Insurance Agency of Wyoming	Wyoming
Threadneedle Asset Management Holdings Ltd.	England
Threadneedle Investments (Channel Islands) Ltd.	Jersey, Channel Islands
Threadneedle Asset Management Ltd.	England
Threadneedle Portfolio Services Ltd.	England
Threadneedle Investment Services Ltd.	England
Threadneedle Asset Management (Nominees) Ltd.	England
Threadneedle Investment Services GMbH	Germany
Threadneedle International Fund Management Ltd.	England
EMX Company Ltd. (22.5% owned)	England
Cofunds Holdings Ltd. (16.3% owned)	England
MM Asset Management Ltd.	England
Eagle Star ISA Manager Ltd.	England
Eagle Star Unit Managers Ltd.	England
ADT Nominees Ltd.	England
Threadneedle International Ltd.	England
Threadneedle Management Services Ltd.	England
Threadneedle Rural Property Services Ltd.	England
Threadneedle Property Services Ltd.	England
Threadneedle Pensions Ltd.	England
Crockhamwell Road Management Ltd. (50% owned)	England
Threadneedle Property GP Holdings Ltd.	England
Threadneedle Property Investments Ltd.	England
Sackville TCI Property (GP) Ltd.	England
Sackville TCI Property Nominee(1) Ltd.	England
Sackville TCI Property Nominee(2) Ltd.	England
Sackville Property (GP) Ltd.	England
Sackville Tandem Property (GP) Ltd.	England
Sackville TPEN Property (GP) Ltd.	England
Sackville TPEN Property Nominee Ltd.	England
Sackville TPEN Property Nominee(2) Ltd.	England
Sackville TSP Property (GP) Ltd.	England
Sackville TSP Property Nominee Ltd.	England
Castlepoint General Partner Ltd. (25% owned)	England

*
Excludes subsidiaries that, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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  Exhibit 21.1
SUBSIDIARIES OF AMERIPRISE FINANCIAL, INC.